Exhibit 99.3

WMIH Corp.

Dear Nationstar Mortgage Holdings Inc. Stockholder:

Thank you for your support as we work toward completing the merger between WMIH Corp. (“WMIH”) and Nationstar Mortgage Holdings Inc. (“Nationstar”). On February 12, 2018, WMIH, Wand Merger Corporation, a wholly owned subsidiary of WMIH (“Wand”), and Nationstar entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, Wand will merge with and into Nationstar, with Nationstar as the surviving corporation (the “merger”). The adoption of the Merger Agreement will be considered at a special meeting of Nationstar stockholders to be held on June 29, 2018. The merger is subject to such adoption, the receipt of approval by WMIH stockholders of the issuance of WMIH common stock to be issued in the merger and satisfaction of certain other closing conditions. We presently expect that the merger will be completed during the second half of 2018.

Under the terms of the Merger Agreement, each Nationstar stockholder has the opportunity to elect to receive, as merger consideration for each share of Nationstar common stock that such stockholder owns, (1) a “stock election” of 12.7793 shares of WMIH common stock or (2) a “cash election” of $18.00 in cash. The consideration to be paid to holders of Nationstar common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00.

Enclosed is an Election Form and related documents. Please return (1) a completed and signed Election Form, (2) if any of the shares of Nationstar common stock for which you are making an election are certificated and to which this Election Form relates, the certificate(s) representing such shares and (3) a completed and signed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. To be effective, this Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the merger (the “Election Deadline”) and must be accompanied by a completed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable, and, with respect only to certificated shares, the certificate(s) representing all shares of Nationstar common stock for which you are making an election and to which this Election Form relates. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. An election with respect to shares of Nationstar common stock held beneficially, including through The Depository Trust Company (“DTC”), must be submitted by your broker, bank or other nominee. In addition, enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return to the Exchange Agent either your materials as noted above and, if you are a broker, bank or other nominee and if applicable, a properly completed Notice of Guaranteed Delivery. Do not send any documents to Nationstar or WMIH.

The Election Form, together with (1) with respect only to certificated shares, the certificate(s) representing all shares of Nationstar common stock for which you are making an election and to which this Election Form relates, (2) a completed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable and (3) if you are a broker, bank or other nominee and if applicable, a properly completed Notice of Guaranteed Delivery, must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the merger (the “Election Deadline”). Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. WMIH and Nationstar will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, which is not expected until the second half of 2018, but you may return your materials as noted above or, if you are a broker, bank or other nominee and if applicable, a properly completed Notice of Guaranteed Delivery at any time prior to the Election Deadline. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Georgeson LLC at (877) 278-4775.

There is a limited period of time for you to deliver your Election Form (and, if any of the shares for which you are making an election are certificated, certificates representing such shares) or, if you are a broker, bank or other nominee and if applicable, a properly completed Notice of Guaranteed Delivery. Therefore, we encourage you to submit your Election Form (and, if any of the shares for which you are making an election are certificated, certificates representing such shares) or properly completed Notice of Guaranteed Delivery promptly. If you do not make a valid election, you will be deemed to have made a stock election with respect to your shares of Nationstar common stock.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

You can find additional information on the merger, its terms and related transactions in the Joint Proxy Statement/Prospectus dated May [●], 2018, which was previously mailed to Nationstar stockholders of record as of May 21, 2018 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov. The information contained in the Joint Proxy Statement/Prospectus speaks as of May [●], 2018, and does not reflect subsequent developments. However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the Securities and Exchange Commission by WMIH and Nationstar. You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please call Georgeson LLC at (877) 278-4775.

Sincerely,

William C. Gallagher Chief Executive Officer	Jay Bray Chairman, President and Chief Executive Officer

VOLUNTARY CORPORATE ACTIONS COY: WMIH

Nationstar Mortgage Holdings Inc. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Computershare Trust Company, N.A.
P.O. Box 43011
Providence, Rhode Island 02940-3011
www.computershare.com/investor
Georgeson LLC
All Calls (877) 278-4775

[C 1234567890 J N T]

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

ELECTION FORM

With respect to shares of common stock of Nationstar Mortgage Holdings Inc. (“Nationstar”)

ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER

Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 12, 2018 (the “Merger Agreement”), by and among WMIH Corp. (“WMIH”), Wand Merger Corporation, a wholly owned subsidiary of WMIH, and Nationstar Mortgage Holdings Inc. (“Nationstar”), each Nationstar stockholder has the opportunity to elect to receive, as merger consideration for each share of Nationstar common stock that such stockholder owns, (1) a “stock election” of 12.7793 shares of WMIH common stock or (2) a “cash election” of $18.00 in cash, subject to automatic proration and adjustment, as applicable, as provided in the Merger Agreement. For a full discussion of the merger, the merger consideration and the effect of this election, see the Joint Proxy Statement/Prospectus, dated May [●], 2018 (the “Proxy Statement”).

The Election Form, together with either your (1) certificated shares (if any of the shares for which you are making an election are certificated) or (2) if you are a broker, bank or other nominee and if applicable, Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the merger (the “Election Deadline”). WMIH and Nationstar will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and certificated shares (if any of the shares for which you are making an election are certificated) or, if you are a broker, bank or other nominee and if applicable, properly completed Notice of Guaranteed Delivery as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Georgeson LLC at (877) 278-4775.

This election governs the merger consideration that you, as a stockholder of Nationstar, will receive if the merger is consummated. This election may also affect the tax consequences of the merger to you.

Complete the box(es) on the next page to make an election to receive (1) a “stock election” of 12.7793 shares of WMIH common stock or (2) a “cash election” of $18.00 in cash, subject to automatic proration and adjustment, as applicable, and as provided in the Merger Agreement. If no box is checked, you will be deemed to have made a “stock election” with respect to your shares of Nationstar common stock.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

Step 1. ELECTION. I hereby elect to receive the following as consideration for my shares of Nationstar common stock:

ELECTION CHOICES

STOCK ELECTION (12.7793 shares of WMIH common stock, subject to automatic proration and adjustment, as applicable, as discussed below)

☐   Mark this box to elect to receive stock consideration with respect to ALL of your shares of Nationstar common stock.

☐   Mark this box to elect to receive stock consideration with respect to the following number of your shares of Nationstar common stock. Please fill in the number of shares for which you would like to make a stock election.

Shares of WMIH common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

CASH ELECTION ($18.00 in cash, subject to automatic proration and adjustment, as applicable, as discussed below)

☐   Mark this box to elect to receive cash consideration with respect to ALL of your shares of Nationstar common stock.

☐   Mark this box to elect to receive cash consideration with respect to the following number of your shares of Nationstar common stock. Please fill in the number of shares for which you would like to make a cash election.

YOU WILL BE DEEMED TO HAVE MADE A “STOCK ELECTION” IF,

A. You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B. A completed “Election Form,” together with your stock certificate(s), if you hold certificated shares, or a properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable), is not actually received by the Exchange Agent by the Election Deadline; or

C. You properly and timely revoke a prior election without making a new election.

Shares of WMIH common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

The merger consideration to be paid to holders of Nationstar common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

To be effective, this Election Form must be properly completed, signed together with the certificate(s) representing all shares of Nationstar common stock, for which you are making an election (if any of such shares are certificated) and to which this Election Form relates, and IRS Form W-9 or IRS Form W-8, as applicable, and delivered to the Exchange Agent at one of the addresses listed in the Election Information Booklet, or a properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable), by the Election Deadline. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. Do not send your election materials to Nationstar or WMIH.

1 2 3 4 5 6 7 8 9 0 1 2 3 4 2 E L C	COYC	C L S	+

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Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in Nationstar’s transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

The undersigned has full power and authority to submit, sell, assign and transfer the above-described shares of Nationstar common stock, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange shares of Nationstar common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of WMIH common stock or cash, as set forth in the Merger Agreement and under “Election Choices” above. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

I acknowledge that, until I properly transfer the shares of Nationstar common stock to which this Election Form relates, I will not receive any consideration issuable or payable.

Sign and provide your tax identification number on the Internal Revenue Service Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 8.

Signature of Owner	Signature of co-owner, if any	Area Code/Phone Number

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.

Unless the shares were tendered by the registered holder(s) of the Nationstar common stock, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm — Please Print

VOLUNTARY CORPORATE ACTIONS COY: WMIH

SPECIAL PAYMENT, ISSUANCE AND DELIVERY FORM

The merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions 6 and 8)	Special Delivery Instructions (See Instruction 7)

To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s).	To be completed ONLY if the check with respect to merger consideration is to be mailed to an address that is different from the address reflected above.

Issue ☐ Check to: Issue ☐ Shares to:

Name(s):	Name(s):
(Please Print)	(Please Print)

Address:	Address:

Telephone Number:	Telephone Number:

If completing this page for Special Payment and Issuance Instructions, you must obtain an Original Medallion Signature Guarantee and apply below.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

INSTRUCTIONS

(Please read carefully the instructions below)

1.	Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form, no later than 5:00 P.M., Eastern Time, on the date that is three business days preceding the closing date of the merger (the “Election Deadline”). WMIH Corp. (“WMIH”) and Nationstar Mortgage Holdings Inc. (“Nationstar”) will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, but you may return your Election Form, certificate(s) representing all shares of Nationstar common stock to which this Election Form relates (if any of such shares are certificated) or properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable) and IRS Form W-9 or IRS Form W-8, as applicable, at any time prior to the Election Deadline. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Georgeson LLC at (877) 278-4775. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.

2.	Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.	Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return shares of Nationstar common stock through a book-entry transfer for shares held in street name.

4.	Method of Delivery: Your Election Form, together with your certificate(s) representing all shares of Nationstar to which this Election Form relates (if any of such shares are certificated) or properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable) and IRS Form W-9 or IRS Form W-8, as applicable, must be delivered to the Exchange Agent. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable, to the Exchange Agent. Do not send them to WMIH or Nationstar. Delivery will be deemed effective only when received. A return envelope is enclosed.

5.	Book Shares/Check Issued in the Same Name: If the shares of WMIH common stock to be issued and/or the check for the cash payable, as applicable, to the undersigned in the merger are to be issued in the same name as the surrendered shares, the Election Form must be completed and signed exactly as the surrendered shares are registered in Nationstar’s transfer records. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

6.	Special Issuance/Payment Instructions: If the check(s) and/or shares of WMIH common stock are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered shares, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and the IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered shares are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or if the issuance is to be made to a person other than the registered owner(s), then the surrendered shares must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.

7.	Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the “Election Form” indicate the address in this box.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

8.	IRS Form W-9: Under the federal income tax laws, a non-exempt stockholder may be subject to backup withholding unless such shareholder provides the appropriate documentation to the Exchange Agent certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Stockholders should use the enclosed Internal Revenue Service (“IRS”) Form W-9 for this purpose. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 24% federal income tax withholding on the payment of any cash. The surrendering stockholder must write “applied for” in the space for the TIN if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a stockholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholder of any cash consideration due for such stockholder’s former shares. Please review the enclosed IRS Form W-9 instructions for additional details of what TIN to give the Exchange Agent. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate its exempt status on IRS Form W-9. See the enclosed IRS Form W-9 instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

ELECTION INFORMATION BOOKLET

This information booklet from WMIH Corp. (“WMIH”) is provided to stockholders of Nationstar Mortgage Holdings Inc. (“Nationstar”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Joint Proxy Statement/Prospectus dated May [●], 2018 (the “Proxy Statement”), which you received in connection with Nationstar’s special meeting of stockholders to be held on June 29, 2018. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”). If you have additional questions after reading these materials, you should contact the information agent for the transaction, Georgeson LLC at (877) 278-4775.

The deadline for receipt of your Election Form is 5:00 P.M., Eastern Time, on the date that is three business days preceding the closing date of the merger (the “Election Deadline”). WMIH and Nationstar will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, which is not expected until the second half of 2018, but you may return your Election Form, together with your certificate(s) representing all shares of Nationstar to which this Election Form relates (if any of such shares are certificated) or properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable) and IRS Form W-9 or IRS Form W-8, as applicable, at any time prior to the Election Deadline. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On February 12, 2018, Nationstar and WMIH entered into an Agreement and Plan of Merger, by and among WMIH, Wand Merger Corporation, a wholly owned subsidiary of WMIH, and Nationstar (the “Merger Agreement”), a copy of which was attached as Appendix A to the Proxy Statement. Under the Merger Agreement, you, as a Nationstar stockholder, have the option to elect to receive (1) a “stock election” of 12.7793 shares of WMIH common stock or (2) a “cash election” of $18.00 in cash, subject to the automatic proration and adjustment procedures set forth in the Merger Agreement and described in the Proxy Statement and the response to Question 10 below.

An Election Form is being mailed to each holder of record of Nationstar common stock as of May 21, 2018, the record date for the special meeting of Nationstar stockholders to consider the Merger Agreement. The Election Form is to be used to make a cash election or stock election with respect to your shares of Nationstar common stock. If you also hold shares of Nationstar common stock in “street name” through a bank, brokerage or other nominee, you will receive election instructions from that firm.

2.	What is the Election Form?

The enclosed Election Form lets us know your preferred form of payment of the merger consideration for your shares of Nationstar common stock.

3.	How do I complete the Election Form?

The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. You are entitled to make a cash election or stock election with respect to each of your shares of Nationstar common stock.

When completed, please sign and date the Election Form and send it to Computershare in the enclosed envelope together with your certificate(s) representing all shares of Nationstar common stock to which this Election Form relates (if any of such shares are certificated) or properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable) and IRS Form W-9 or IRS Form W-8, as applicable, to the Exchange Agent. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable certificate(s) representing all shares of all shares of Nationstar common stock to which this Election Form relates, and any required accompanying evidence of authority, so that you can make your election to receive cash, shares of WMIH common stock or a combination of cash and shares of WMIH common stock. Please see Question 14 for important information concerning the transmittal of your Election Form to Computershare. Please note that if your shares are held jointly, signatures of all joint owners are required.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

Consistent with the terms of the Merger Agreement, the Election Form authorizes the Exchange Agent, Computershare Trust Company, N.A., to take all actions necessary to accomplish the delivery of the shares of WMIH common stock and/or cash in exchange for your shares of Nationstar common stock.

Please return your Election Form together with your certificate(s) representing all shares of Nationstar common stock to which this Election Form relates (if any of such shares are certificated) or properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable) and IRS Form W-9 or IRS Form W-8, as applicable, to the Exchange Agent prior to the Election Deadline. Holders of shares of Nationstar common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable in the enclosed envelope or electronically, as applicable.

4.	How do I make an election if I hold my shares through a bank, broker or other nominee?

If you hold your shares of Nationstar common stock through a bank, broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you receive from them. Please contact your bank, broker or other nominee with any questions.

5.	When is my Election Form due?

Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is three business days preceding the closing date of the merger). If you hold your shares through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee.

6.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form, miss the election deadline or otherwise fail to make a valid election, you will be deemed to have made a stock election.

7.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or in more than one name. For example, you may have shares registered directly with Nationstar; you may own Nationstar shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Nationstar common stock. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will be deemed to have made the stock election with respect to such shares.

8.	Under the terms of the Merger Agreement, what will I receive in exchange for my Nationstar shares upon completion of the merger?

You may make, for each share of Nationstar common stock that you own:

•	a “stock election” of 12.7793 shares of WMIH common stock; or

•	a “cash election” of $18.00 in cash.

However, the merger consideration to be paid to holders of Nationstar common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable and as described in the response to Question 10 below, to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00.

9.	Do I have to make the same election with respect to all of the Nationstar shares that I own?

No. You may elect to make a cash election or stock election with respect to each of your shares of Nationstar common stock. Please follow the instructions for completing the applicable section of the Election Form. For any shares of Nationstar common stock held by you that are not covered by a validly submitted Election Form, you will be deemed to have elected the stock election.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

10.	Am I guaranteed to receive what I ask for on the Election Form?

No. The aggregate amount of cash to be paid to Nationstar stockholders pursuant to the merger is fixed. If the elections of all Nationstar stockholders result in an oversubscription or undersubscription of the aggregate amount of cash available to be paid by WMIH to Nationstar stockholders as merger consideration, the aggregate amount of cash payable by WMIH in the merger will not be increased or decreased. Rather, in either such case, the Exchange Agent will allocate between cash and WMIH common stock in the manner described in “The Merger Agreement—Merger Consideration—Cash Consideration” and “The Merger Agreement—Merger Consideration—Stock Consideration” beginning on page 159 of the Proxy Statement to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00. Accordingly, there is no assurance that a Nationstar stockholder that has made a valid election to receive solely cash consideration or solely stock consideration will receive the form or combination of consideration elected with respect to the shares of Nationstar common stock held by such stockholder.

11.	Will I receive any fractional shares?

No. No fractional shares of WMIH common stock will be delivered in the merger. Instead, you will be entitled to receive cash, without interest, for any fractional share of WMIH common stock you might otherwise have been entitled to receive, in accordance with the terms of the Merger Agreement.

12.	How long will it take to receive cash or WMIH shares after the effective date of the merger?

If the Exchange Agent receives a valid Election Form together with your certificate(s) representing all shares of Nationstar common stock to which this Election Form relates (if any of such shares are certificated) or properly completed Notice of Guaranteed Delivery (if you are a broker, bank or other nominee and if applicable), and IRS Form W-9 or IRS Form W-8, as applicable, and any required accompanying evidence of authority by the Election Deadline, the cash and/or shares of WMIH common stock to which you are entitled will be delivered by the Exchange Agent as soon as practicable after the effective date of the merger. If you do not return a valid Election Form together with the required materials prior to the Election Deadline, you will nonetheless receive shares of WMIH common stock (or cash if pro rationing and other adjustments are applied in accordance with the Merger Agreement) from the Exchange Agent as soon as practicable after the effective date of the merger as if you had made a stock election with respect to your shares of Nationstar common stock, subject to receipt by the Exchange Agent of a duly executed letter of transmittal and certificate(s) representing all shares of Nationstar common stock in respect of any surrendered shares held in certificated form.

Shares of WMIH common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

13.	What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Nationstar common stock for shares of WMIH common stock, cash or a combination of shares of WMIH common stock and cash. You can also refer to the general description of tax consequences under the caption, “Material United States Federal Income Tax Consequences of the Merger” beginning on page 190 of the Proxy Statement.

14.	How should I send in my signed documents?

An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form, certificate(s) representing all shares of Nationstar to which this Election Form relates and additional documentation to:

If delivering by mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	If delivering by courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

VOLUNTARY CORPORATE ACTIONS COY: WMIH

You may send your documentation (using the return envelope provided) registered mail, with return receipt requested. You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service. Please do not return any documents to Nationstar or WMIH.

15.	Are there any fees associated with the issuance of shares of WMIH common stock in exchange for shares of Nationstar common stock?

There are no fees associated with the exchange unless you have lost your shares or certificate representing WMIH common stock in a name(s) other than your name.

16.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your merger consideration at a different address than that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form.

17.	What do I do if:

(a)	I want to receive a book-entry statement for shares of WMIH common stock in a name other than the name in which my book-entry statement for Nationstar common stock is registered?

(b)	I want to have my check made payable to someone else?

(c)	The owner or co-owner of the shares is deceased?

Please complete the “Special Issuance/Payment Instructions” in the Election Form in order to transfer the shares or cash to someone else. Please refer to Instruction number 6 for additional information.

18.	Will Nationstar common stock continue to trade until the effective time of the merger?

Yes. Nationstar common stock will continue to trade on the New York Stock Exchange during the election period and until the effective time of the merger. However, after your Election Form is submitted to the Exchange Agent, you will not be able to trade your shares of Nationstar common stock subject to such form, unless your election is properly revoked as described in the response to Question 19 below.

19.	Can I revoke my election?

Any election may be revoked prior to the Election Deadline with respect to all or any portion of the shares of Nationstar common stock subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the stockholder having made the election to be revoked and (2) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form prior to the Election Deadline.

20.	Who do I call if I have additional questions?

You may contact Georgeson LLC at (877) 278-4775.

DELIVERY INSTRUCTIONS

By Mail:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

VOLUNTARY CORPORATE ACTIONS COY: WMIH

By Courier:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

250 Royall Street, Suite V

Canton, MA 02021

VOLUNTARY CORPORATE ACTIONS COY: WMIH

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

On February 12, 2018, Nationstar Mortgage Holdings Inc. (“Nationstar”) entered into an Agreement and Plan of Merger with WMIH Corp. (“WMIH”) and Wand Merger Corporation, a wholly owned subsidiary of WMIH (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement (attached as Appendix A to the Joint Proxy Statement/Prospectus dated May [●], 2018 and mailed to Nationstar stockholders of record as of May 21, 2018), you have the opportunity to elect to receive, as merger consideration for each share of Nationstar common stock that you own, the following, subject to certain limitations:

1.	STOCK ELECTION — 12.7793 shares of WMIH common stock, subject to automatic proration and adjustment, as applicable, as discussed below.

2.	CASH ELECTION — $18.00 in cash, subject to automatic proration and adjustment, as applicable, as discussed below.

You will be deemed to have made a “STOCK ELECTION” if,

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.	A completed “Election Form,” together with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made a “Stock Election,” and merger consideration will be paid under the terms of Option 1 above.

The merger consideration to be paid to holders of Nationstar common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Election Form Information Booklet regarding the election process for holders of record of Nationstar common stock;

2.	The Election Form, with instructions, that enables a holder of record of Nationstar common stock to make his or her election, including an IRS Form W-9 to certify his or her taxpayer identification/social security number;

3.	The instructions to IRS Form W-9;

4.	A Notice of Guaranteed Delivery; and

5.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE. WMIH and Nationstar will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, but you are encouraged to obtain instructions from your clients as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Georgeson LLC at (877) 278-4775.

For an election to be valid, a duly executed and properly completed Election Form, including any required signature guarantees and any other documents, should be submitted to the Exchange Agent, together with a confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery in a timely manner and in accordance with the instructions contained in the Election Form.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

Stockholders who cannot complete the procedures for book-entry transfer prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Nationstar or WMIH, or any officer, director, stockholder, agent or other representative of Nationstar or WMIH, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Computershare for services in connection with the election and exchange process). WMIH will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Georgeson LLC at (877) 278-4775. Additional copies of the enclosed materials may be obtained by contacting Computershare.

WMIH CORP.	NATIONSTAR MORTGAGE HOLDINGS INC.

William C. Gallagher	Jay Bray
Chief Executive Officer	Chairman, President and Chief Executive Officer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF NATIONSTAR, WMIH, COMPUTERSHARE OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On February 12, 2018, Nationstar Mortgage Holdings Inc. (“Nationstar”) entered into an Agreement and Plan of Merger with WMIH Corp. (“WMIH”) and Wand Merger Corporation, a wholly-owned subsidiary of WMIH (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement (attached as Appendix A to the Joint Proxy Statement/Prospectus dated May [●], 2018 and mailed to Nationstar stockholders of record as of May 21, 2018), you have the opportunity to elect to receive, as merger consideration for each share of Nationstar common stock that you own, the following, subject to certain limitations:

1.	STOCK ELECTION — 12.7793 shares of WMIH common stock, subject to automatic proration and adjustment, as applicable, as discussed below.

2.	CASH ELECTION — $18.00 in cash, subject to automatic proration and adjustment, as applicable, as discussed below.

You will be deemed to have made a “STOCK ELECTION” if,

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.	A completed “Election Form” is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made a “Stock Election,” and merger consideration will be paid under the terms of Option 1 above.

The merger consideration to be paid to holders of Nationstar common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your shares of Nationstar common stock. If you do not instruct us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made a “Stock Election” under the terms of Option 1 above.

Please note the following:

•	The Election Deadline is 5:00 P.M., Eastern Time, on the date that is three business days preceding the closing date of the merger. WMIH and Nationstar will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Georgeson LLC at (877) 278-4775. Nationstar and WMIH presently anticipate that the effective date of the merger will occur in the second half of 2018. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is three business days prior to the Election Deadline.

•	If you miss our processing deadline specified above, you will be deemed to have made a Stock Election with respect to your shares of Nationstar common stock.

•

Different tax consequences may be associated with each of the election options. The tax consequences to you of the merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Nationstar common stock for shares of WMIH common stock, cash or

VOLUNTARY CORPORATE ACTIONS COY: WMIH

a combination of shares of WMIH common stock and cash. You can also refer to the general description of tax consequences under the caption, “Material United States Federal Income Tax Consequences of the Merger” beginning on page 190 of the Joint Proxy Statement/Prospectus.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

Please provide your signed instructions below:

ELECTION OPTIONS

☐	STOCK ELECTION — 12.7793 shares of WMIH common stock, subject to automatic proration and adjustment, as applicable, as discussed below.

Number of Shares:

☐	CASH ELECTION — $18.00 in cash, subject to automatic proration and adjustment, as applicable, as discussed below.

Number of Shares:

Account Number:

If you do not elect one of these options, the Exchange Agent will treat you as having made a “Stock Election.”

The merger consideration to be paid to holders of Nationstar common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

Shares of WMIH common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

Signature of Stockholder	Signature of Stockholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR FINANCIAL ADVISOR DIRECTLY. PROMPT ACTION IS REQUESTED.

VOLUNTARY CORPORATE ACTIONS COY: WMIH

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK

OF NATIONSTAR MORTGAGE HOLDINGS INC.

This form, or an email transmission of this form, must be used in connection with your election if the procedures for book-entry transfer of the shares of Nationstar Mortgage Holdings Inc. (“Nationstar”) common stock set forth on the reverse side of this Notice of Guaranteed Delivery cannot be completed prior to the Election Deadline.

This form, together with the Election Form, may be delivered to the Exchange Agent by mail, and must be received by the Exchange Agent on or before 5:00 P.M., Eastern Time, on the date that is three business days preceding the closing date of the merger (the “Election Deadline”). WMIH Corp. (“WMIH”) and Nationstar will publicly announce the Election Deadline at least eight business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form as promptly as practicable.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Email transmission: For Eligible Institutions Only: CANOTICEOFGUARANTEE@computershare.com	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE ELECTION.

Delivery of this form to an address other than as set forth above or transmission via email to an address other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to the Exchange Agent, the number of shares of Nationstar common stock set forth on the reverse side of this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 12, 2018, by and among WMIH, Wand Merger Corporation, a wholly-owned subsidiary of WMIH, and Nationstar, and described in the Joint Proxy Statement/Prospectus, dated May [●], 2018, and the related Election Form, receipt of which are hereby acknowledged.

Number of Shares Surrendered:

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated: , 2018
Signature(s)

VOLUNTARY CORPORATE ACTIONS COY: WMIH

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees and (ii) any other required document, by the closing date of the merger and within three business days after the Election Deadline of 5:00 P.M. Eastern Time.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: , 2018

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call the information agent for the transaction, Georgeson LLC at (877) 278-4775.

VOLUNTARY CORPORATE ACTIONS COY: WMIH